EXHIBIT 99

                                CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of the Castle Convertible Fund, Inc. does hereby certify, to such officer's knowledge, that:

The semi-annual report on Form N-CSR of the Castle Convertible Fund,
Inc. for the period ended April 30, 2003 (the "Form N-CSR") fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Castle Convertible Fund, Inc..


Dated: July 8, 2003

/s/ Fred M. Alger
-----------------
Fred M. Alger
Chairman and President
Castle Convertible Fund, Inc.


Dated: July 8, 2003

/s/ Gregory S. Duch
-------------------
Gregory S. Duch
Treasurer
Castle Convertible Fund, Inc.


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Castle Convertible Fund, Inc. and will be retained by the Castle Convertible Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.


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